Exhibit 10.ee

SHARE PURCHASE AGREEMENT
Made and signed as of the 20th day of November, 2007

By and Between

Netherlands Industrial Chemical Enterprises B.V., a private company with limited liability under the laws of the Netherlands, with corporate seat in Amsterdam, and address at 3606 AK Maarssen, Planetenbaan 108, (“N.I.C.E.”), on the one part

– And –

Merhav Ampal Energy Ltd. a company, duly incorporated and validly existing under the laws of the State of Israel, having its registered office at 111 Arlozorov St. Tel-Aviv, Israel, or any other company fully owned by Ampal-American Israel Corporation (“Ampal”), on the second part,

        Whereas N.I.C.E. is the controlling shareholder of Gadot Chemical Tankers And Terminals Ltd., Reg. Number 520037037 (“Gadot”), a public company which shares are traded in the Tel-Aviv Stock Exchange (“TASE”); and

        Whereas Ampal offered to N.I.C.E. to purchase from N.I.C.E. its entire holdings of Gadot’s securities, in an ‘as-is’ transaction outside the TASE, and N.I.C.E. has accepted such offer, all subject to and in accordance with the terms and conditions set forth in this Agreement;

NOW THEREFORE, the parties have declared, stipulated and agreed as follows:

1.	Definitions

In this Agreement and in addition to the terms defined in the preamble to this Agreement or elsewhere in this Agreement, the following terms shall have the meanings ascribed to them, as follows:

1.1	“Affiliate” shall mean (a) with respect to any Person (other than an individual), a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise and (b) with respect to any individual, any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

1.2	"Bank Hapoalim" shall mean Bank Hapoalim BM Ltd.

1.3	"Bank Hapoalim Pledge" shall mean a pledge in favor of Bank Hapoalim on the Pledged Shares.

1.4	"Bank Hapoalim Trust Company" shall mean Poalim Trust Services Ltd.

1.5	"Business Day" shall mean a day at which banks are open for business in Israel.

1.6	"Closing" shall mean as defined in Section 6 below.

1.7	“ConsiderationAmount” shall mean an amount of 348,147,000 NIS (three hundred and forty eight million and one hundred forty seven thousand New Israeli Shekels).

1.8	“Governing Documents” shall mean certificate of incorporation, articles of association and memorandum of association (if applicable), statutes and by-laws.

1.9	"Knowledge" - actual knowledge based on written information received and without making an inquiry.

1.10	"Options" shall mean Options (Series 1) of Gadot (TASE Security number 1088939).

1.11	"Ordinary Shares" shall mean Ordinary Shares of NIS 0. 1 Par Value of Gadot (TASE Security number 1088921).

1.12	“Person” means any individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group.

1.13	“Pledge” shall mean pledge, levy, charge, encumbrance, lien, security interest, first refusal right or any other third party right.

1.14	“Pledged Shares” shall mean 37,989,500 (thirty seven million, nine hundred eighty nine thousand and five hundred) Ordinary Shares, pledged under the Bank Hapoalim Pledge and registered in the name of Bank Hapoalim Trust Company.

1.15	“Purchased Securities” shall mean 43,275,025 (forty three million, two hundred seventy five thousand and twenty five) Ordinary Shares, comprised of 39,174,429 (thirty nine million, one hundred seventy four thousand and four hundred twenty nine) Ordinary Shares, being the entire Ordinary Shares held by N.I.C.E. at the date hereof plus 4,100,596 (four million one hundred thousand and five hundred ninety six) Ordinary Shares to be obtained by N.I.C.E. from the exercise of the Options pursuant to Section 2.1.3 below.

1.16	“Real Estate Pledge” shall mean a pledge on the real estate known as block 7104, parcel 90/42 in favor of Israel Discount Bank Ltd (“Discount Bank”), as shown in the extract from the Land Registration Office (“TABO”), and the pledge number 2 on Euro-Gama Properties Ltd., as shown in the extract from the Companies Registrar, both attached as Annexes 1.16(1) and 1.16(2) respectively.

2.	Representations and Warranties of the Parties

2.1.	N.I.C.E. hereby represents, warrants and undertakes towards Ampal that as at the date hereof and the Closing hereunder:

2.1.1.	N.I.C.E. is a company duly organized and validly existing under the laws of the Netherlands, and has full power and authority to enter into this Agreement and to carry out its obligations thereunder, and has taken all corporate or other action necessary for the authorization, execution, delivery, and performance of its obligations under this Agreement.

2.1.2.	Neither the execution and delivery of this Agreement, nor compliance by N.I.C.E. with the terms and provisions hereof, conflicts or will conflict with, or results or will result in a breach or violation of, any of the terms, conditions and provisions of: (i) N.I.C.E.‘s Governing Documents, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, to which N.I.C.E. is subject, (iii) any agreement, contract or commitment to which N.I.C.E., or to the Knowledge of N.I.C.E.- Gadot, is a party or by which they are bound, including, but not limited to any material note, bond, mortgage, debenture, deed of trust, license or lease, or (iv) applicable law.

2.1.3.	At the date hereof N.I.C.E. holds 39,174,429 Ordinary Shares and 4,100,596 Options, out of which the Pledged Shares are registered in the name of Bank Hapoalim Trust Company as security for payment of its debts to Bank Hapoalim. Until Closing hereunder N.I.C.E. shall exercise all Options. Certified copies of the share certificates, as well as Gadot’s shareholders’ register and options register, will be provided to Ampal as soon as possible following signature hereof and not later than 5 (five) Business days before Closing.

2.1.4.	At Closing, the Purchased Securities, shall represent approximately63.66% of the issued share capital of Gadot (on fully diluted basis), shall be the entire holdings of N.I.C.E. in Gadot, and except for the Purchased Securities (and as set forth in Section 10.1 below) N.I.C.E. does not and will not hold any other securities in Gadot or in any Affiliate thereof.

2.1.5.	N.I.C.E. has sole legal and beneficial title to the Purchased Securities and except for the Bank Hapoalim Pledge and the registration of the Pledged Shares in the name of Bank Hapoalim Trust Company, as specified in Section 2.1.3 above, they are free and clear from any Pledge, and at the Closing, they shall be transferred to Ampal, free and clear of any Pledge.

2.1.6.	All of the Purchased Securities have been duly authorized, validly issued are fully paid up to the date of this Agreement, nonassessable and free of preemptive rights and rights of first refusal, offer or similar rights.

2.1.7.	Except for the need to obtain the Approvals as set forth in Section 5 below, no consent, approval, permit or, action by any governmental authority on the part of N.I.C.E. or to the Knowledge of NICE Gadot is required that has not been, or will not have been, obtained by N.I.C.E. or Gadot prior to the Closing in connection with the sale of the Purchased Securities hereunder.

2.1.8.	N.I.C.E. is not aware that Gadot has received any communication from the Israeli Securities Authority (“ISA”) or TASE alleging non compliance by Gadot with its obligations as a company whose shares are traded on the TASE.

2.1.9.	It has not been brought to N.I.C.E.‘s attention that (i) the quarterly financial reports of Gadot for the period of 6 months ending on June 30th, 2007, and the annual financial reports of Gadot for December 31st, 2006 are incorrect in any material respect; or that (ii) any periodic reports or immediate notices filed by Gadot with the ISA or with TASE contains any “misleading item” (as such term is defined in the Israeli Securities Law of 1968).

2.1.10.	N.I.C.E. requested Gadot to provide to Ampal all documents and information relating to Gadot and to the Purchased Securities.

2.1.11.	N.I.C.E. is not aware of any facts or circumstances, which would cause the representations and warranties of N.I.C.E. contained in this Agreement to be untrue.

2.2.	Ampal hereby represents and undertakes towards N.I.C.E. as follows:

2.2.1.	Ampal has full power and authority to enter into this Agreement and to carry out its respective obligations thereunder, and has taken all corporate or other action necessary for the authorization, execution, delivery, and performance of its obligations under this Agreement.

2.2.2.	Neither the execution and delivery of this Agreement, nor compliance by Ampal with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) Ampal’s Governing Documents, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, to which Ampal is subject, (iii) any agreement, contract or commitment to which Ampal is a party or by which it is bound, or (iv) applicable law.

2.2.3.	As at the Closing, Ampal shall have sufficient cash on hand to pay all amounts which are payable by it to N.I.C.E. under this Agreement.

2.2.4.	Except for the need to obtain the Approvals as set forth in Section 5 below, no consent, approval, permit or, action by any governmental authority on the part of Ampal is required that has not been, or will not have been, obtained by Ampal prior to the Closing in connection with the valid execution, delivery and performance of this Agreement and the purchase of the Purchased Securities hereunder.

2.2.5.	Ampal has conducted extensive financial, legal and business due diligence of Gadot, and is purchasing the Purchased Securities ‘as is’ and with no representation or warranty from N.I.C.E. of any kind or nature in relation to Gadot, except as provided herein; and by its signature hereunder and subject to the correctness of N.I.C.E’s representations and warranties set forth in Section 2.1 above, Ampal irrevocably and unconditionally waives any and all demands, contents or claims against N.I.C.E. in relation to Gadot and the Purchased Securities.

2.3.	The representations and warranties contained in Sections 2.1.7. – 2.1.11 (inclusive) herein shall survive the Closing for a period of 3 months after the filing of the audited annual financial reports for December 31st, 2008.

3.	Certain Covenants

During the period between the execution of this Agreement and the Closing:

3.1.	Covenants of N.I.C.E.

N.I.C.E. shall:

3.1.1.	not take any action that would cause any of the representations and warranties made by it in this Agreement to fail to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date;

3.1.2.	request Gadot to update the representatives of Ampal on a regular basis regarding material operational developments and the ongoing operations and activities of Gadot and any Affiliate thereof, including but not limited to any litigation, relating to or involving or otherwise affecting Gadot or any such Affiliate and to the VLS Transaction.

3.1.3.	vote all of its shares of Gadot to procure that Gadot and any Affiliate thereof continues to conduct its business and operations in the ordinary course and in accordance with past practice;

3.1.4.	vote all of its shares of Gadot against: (i) disposal of or agreement for the disposal of (or the granting of any option in respect of) any material part of its assets or create any Pledge on any material part of Gadot’s and any of its Affiliates’ assets; except in the ordinary course of business as such business is being carried out as at the date hereof and as required to meet existing obligations (ii) the issuance or sale of any shares, stock, options or other securities or the seeking, negotiation or agreement to any investment, direct or indirect, in the equity of Gadot and of any Affiliate thereof other than in the ordinary course of business and as required to meet existing obligations; (iii) the entering into any financing agreement or the incurrence of any material indebtedness other than in the ordinary course of business and as required to meet existing obligations including as required for the purposes of carrying out the VLS Transaction and the exercise of options for acquiring new chemical tankers; (iv) the entering into (or the amendment or the termination of material terms of any existing) agreement with a related party; (v) the amendment of the Gadot or any of its Affiliates’ Governing Documents (except as required in relation to the management change in BAX); (vi) the payment of any dividend or any other kind of distribution to shareholders; (vii) the payment of any material fee, bonus, stipend, or other special compensation to any party other than in the ordinary course of business and as required to meet existing obligations; (viii) the merger with or into another entity other than the VLS transaction; (ix) the winding-up or liquidation of Gadot or any Affiliate thereof or (x) an agreement or undertaking to do any of the above;

3.1.5.	not sell, transfer, assign or otherwise dispose of any interest in any of the Purchased Securities or grant any option over or create or allow to exist any Pledge over the Purchased Securities or any of them, other than as contemplated in Section 2.1.3 above;

3.1.6.	take all necessary actions required to obtain no later than three (3) Business Days before the Closing, Bank Hapoalim’s approval that against payment to Bank Hapoalim of the amount stated in such notice it shall release the Bank Hapoalim Pledge (“Bank Hapoalim Release Notice”).

3.1.7.	take all necessary actions required to obtain no later than three (3) Business Days before the Closing, Discount Bank approval that it shall release the Real Estate Pledge (“Real Estate Pledge Release Notice”).

3.2.	Covenants of Each Party.

3.2.1.	The parties hereto shall use their reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated as soon as possible following signature hereof. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

3.2.2.	None of the parties hereto will take any action, which results in any of the representations and warranties made by such party pursuant to Section 2.1 and 2.2 hereinabove, as the case may be, becoming untrue or inaccurate in any material respect.

3.3.	Notification of Certain Matters.

3.3.1.	N.I.C.E. shall give prompt notice to Ampal, and Ampal shall give prompt notice to N.I.C.E., of the occurrence or non-occurrence of any event which results in any representation and warranty contained in this Agreement being untrue or inaccurate in any material respect and any failure of N.I.C.E. or Ampal, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 3.3.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

3.3.2	N.I.C.E. shall give prompt notice to Ampal and Ampal shall give prompt notice to N.I.C.E. of (i) any notice or other communication from any person alleging that the approval or consent of such person or Governmental Authority is or may be required in connection with this Agreement or the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Authority in connection with this Agreement or the transactions contemplated hereby, (iii) any litigation, relating to or involving or otherwise affecting such party that relates to this Agreement, or (iv) any fact, event, change, development, circumstance, condition or effect that is likely to delay or impede the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 3.3.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

3.3.3	All undertakings of N.I.C.E. and Ampal under Sections 3.3.1-3.3.2 above are limited to events, facts, circumstances, etc. which are Known to them and which are not generally known as part of the public domain.

4.	The Transaction.

4.1.	Subject to the terms and conditions set forth in this Agreement and against payment of the Consideration Amount, as at the Closing hereunder N.I.C.E. shall sell and transfer to Ampal, and Ampal shall purchase and acquire from N.I.C.E., the Purchased Securities free any clear of any Pledge, in a transaction outside the TASE.

5.	Conditions Precedent

5.1.	The obligations of the parties to consummate the transactions contemplated under this Agreement, are subject to the fulfillment at or before the Closing of the following conditions precedent:

5.1.1.	Obtaining the approval, to the extent required, of the Restrictive Trade Practices Commissioner for the transactions contemplated hereunder.

5.1.2.	Obtaining the approval of Bank Hapoalim for the change of control in Gadot pursuant to this Agreement.

(The approvals specified in Sections 5.1.1-5.1.2 shall be collectively and separately referred to as the “Approvals”).

5.2.	The parties shall cooperate and employ their best efforts in obtaining the Approvals as soon as possible following signature hereunder, and with respect to the approval specified in Section 5.1.1, the parties shall cooperate and employ their best efforts in order to submit a request therefor within 7 days of the signature hereunder.

5.3.	If, in spite of the parties’ best efforts under Section 5.2 above, the Approvals shall not be obtained within 60 days from the date of signature hereof, then in such event such period shall be extended automatically by additional 30 days. If, in spite of the parties’ best efforts under Section 5.2 above, the Approvals shall not be obtained within such additional 30 days, or a later date as may be agreed in good faith between the parties, this Agreement shall terminate and become null and void.

6.	Closing

The Closing of the transactions contemplated under this Agreement shall take place at the offices of Yossi Avraham, Arad & Co. five (5) Business Days after the date in which all Approvals shall have been obtained (the “Closing” and the “Closing Date”, respectively). At the Closing the parties or their authorized representatives shall perform the following actions, all of which shall be deemed to have occurred simultaneously, and no action shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered, until all actions are completed and all documents and certificates delivered.

6.1.	N.I.C.E. shall sell and transfer to Ampal the Purchased Securities, in a transaction outside the TASE, in the manner further contemplated in this section below.

6.2.	Ampal shall transfer to the bank account of N.I.C.E., designated by N.I.C.E. in writing prior to Closing, the Consideration Amount less the amount referred to in Section 6.5 below which will be transferred to N.I.C.E.‘s account at Bank Hapoalim designated in Bank Hapoalim’s Release Notice.

6.3.	Bank Hapoalim Trust Company and Ampal will sign a Share Transfer Deed, in the form attached hereto as Annex 6.3, for the transfer of the Pledged Shares from the name of Bank Hapoalim Trust Company to Ampal.

6.4.	Bank Hapoalim will deliver to Ampal a signed notice to the Registrar of Liens (Jerusalem office) with respect to the cancellation of the Bank Hapoalim Pledge.

6.5.	Ampal shall transfer to the bank account of N.I.C.E., designated by N.I.C.E. in writing prior to Closing, the amount referred to in Bank Hapoalim’s Release Notice.

6.6.	N.I.C.E. and Ampal will sign a Share Transfer Deed, in the form attached hereto as Annex 6.6, for the transfer of all the Purchased Securities less the Pledged Shares from the name of N.I.C.E. to Ampal.

6.7.	N.I.C.E. will deliver to Ampal Real Estate Pledge cancellation Deeds/Notices, signed by Discount Bank addressed to the Land Registration Office (“TABO”) and to the Companies Registrar for the purpose of cancellation of the Real Estate Pledge.

6.8.	N.I.C.E. will deliver to Ampal (1) a confirmation from Gadot’s secretary with respect to the cancellation of the registration of the Purchased Securities in the name of Bank Hapoalim Trust Company and N.I.C.E. in Gadot’s shareholders’ register and the cancellation of the share certificates in the name of Bank Hapoalim Trust Company and N.I.C.E. with respect to the Purchased Securities, and (2) a new share certificate in the name of Ampal evidencing the purchase herein of the Purchased Securities, and (3) an evidence of the registration of the Purchased Securities in the name of Ampal in Gadot’s shareholders’ register.

6.9.	N.I.C.E. shall cause Gadot to convene a meeting of the Board of Directors of Gadot (“Board”), procure that a legal quorum is present, and deliver to Ampal and Gadot the following documents:

6.9.1.	resignation notices of 3 members from the Board effective immediately.

6.9.2.	a resolution of the Board to appoint Mr. Yosef A. Maiman, Dr. Yossef Yerushalmi and Mrs. Irit Eluz, , as new members of the Board (“Ampal Directors”), such appointment effective immediately.

6.9.3.	resignation notices of the members of the Board, except for Messrs. Moshe Johananoff and Yehuda Cohen, the external directors and the Ampal Directors, effective immediately.

6.9.4.	a resolution of the Board to appoint Messrs. Leo Malamud and Ofer Gilboa, as new members of the Board, such appointment effective immediately.

6.10.	The Parties shall deliver to each other the Approvals (as defined hereinabove), to the extent required by them to obtain.

6.11.	Each party shall deliver to the other party a certified copy of a resolution of its board of directors, approving the consummation of the transactions contemplated hereby including, without limitation (in the case of N.I.C.E.), the transfer of the ownership in the Purchased Securities to Ampal.

7.	Post Closing Covenants

7.1.	Subject to the provisions of the law, Ampal shall use all its voting power as controlling shareholder of Gadot to ensure that:

7.1.1.	Gadot shall continue to maintain proper Directors and Officers insurance (“D&O Insurance”) covering the liability of all directors and officers of Gadot, including without limitation, those designated by N.I.C.E, as immediately prior to the Closing, until the expiry of the limitation period applying to their duties and liabilities associated with their positions as directors or officers of Gadot, as the case may be, in amounts and at a scope not inferior to that prevailing under the existing D&O Insurance prior to Closing.

7.1.2.	Gadot shall respect all of its obligations towards all directors and officers of Gadot, including without limitation, those designated by N.I.C.E, as immediately prior to the Closing, under any indemnity undertaking or agreement with such directors or officers, in amounts and at a scope not inferior to that prevailing under the existing indemnity undertaking or agreement prior to Closing.

7.2.	Indemnification.

7.2.1.	Each party shall indemnify (“Indemnifying Party”) the other party, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the “Indemnitees”), upon first written demand by each of the Indemnitees against and hold them harmless from any loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including reasonable legal fees and expenses) (“Loss”) suffered or incurred by any such indemnified party (“Indemnified Party”) arising from, in connection with, relating to or otherwise in respect of (i) any breach of any representation and warranty made by the Indemnifying Party in this Agreement or; (ii) any breach of any covenant of the Indemnifying Party in this Agreement.

7.2.2.	Other Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 7.2.1 being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party with reasonable promptness. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability except to the extent the Indemnifying Party has proved that it has been prejudiced as a result of such failure in which case the amount of the indemnification due from the Indemnifying Party shall be reduced by the amount of direct damages proved by the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within 30 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 7.2.1, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 7.2.1 and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Loss (or any portion thereof) is estimated, on such later date when the amount of such Loss (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall resolve such dispute as follows: (i) first, the parties shall negotiate in good faith for a period of up to 15 Business Days to resolve such dispute, then (ii) if the Indemnifying Party and the Indemnified Party are unable to reach an agreement, they shall resolve such dispute in accordance with Section 10.4 hereunder.

8.	Confidentiality and Stock Exchange Reports

Without derogating of Ampal’s confidentiality undertakings towards N.I.C.E. and Gadot pursuant to the Non Disclosure Agreement signed between the parties dated September 24, 2007 (“NDA”), following the execution of this Agreement and prior to the Closing, neither party shall provide any information to the press, make a public disclosure or in any other way provide information to third parties about this Agreement without the prior written consent of the other party, except in so far as such disclosure is required by law or by TASE or other stock exchange or other applicable rules, in which case the party required to disclose such information is obliged to consult in advance with the other party and consult on the text of the public disclosure.

9.	Termination

This Agreement may be terminated at any time prior to the Closing:

9.1.	by the mutual written consent of Ampal, on the one hand, and N.I.C.E., on the other hand;

9.2.	by either Ampal, or N.I.C.E., without liability on the part of the terminating party for terminating this Agreement (provided that the terminating party is not otherwise in default or in breach of this Agreement), if N.I.C.E. or Ampal, as the case may be, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (ii) materially breach any of its representations and warranties or covenants contained herein, and such failure or breach (under sub sections (i) or (ii) above) is not cured within 20 Business Days of delivery of written notice thereof.

Termination of this Agreement pursuant to this Section 9 shall terminate all obligations of the parties hereunder, except for the obligations under Section 10.3, 10.4 and 10.10; provided that termination pursuant to Section 9.2 shall not relieve the defaulting or breaching party from any liability to the other party hereto.

10.	Miscellaneous

10.1.	Gadot Storage & Handling Ltd. As at the closing hereunder, and without additional consideration to the Consideration paid hereunder, N.I.C.E. shall transfer to Ampal, and Ampal shall acquire from N.I.C.E., all of N.I.C.E.‘s holdings in Gadot Storage & Handling Ltd. (namely 1,000 ordinary shares of NIS 1.0 par value each) free and clear of any Pledge, by the parties executing a share transfer deed in the form attached as Annex 10.1 hereto.

10.2.	Additional Actions. Without derogating from the other parties’ obligations under this Agreement, each of the parties undertakes to sign all documents and carry out all actions which signing or execution by the parties are required to give effect to the provisions of this Agreement and implement them.

10.3.	Taxes and expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each of the parties shall bear and pay the taxes and levies imposed on it (if at all) under any law in relation with this Agreement and the transactions contemplated therein. Transfer tax payable (if at all) in respect of the transfer of the Purchased Securities hereunder, under the Netherlands jurisdiction, shall be borne and paid by N.I.C.E. It is clarified that payment of the Consideration Amount is subject to withholding tax obligations Ampal is subject to according to Israeli laws and regulations, unless and to the extent that N.I.C.E shall provide Ampal with an exemption from such withholding tax obligation.

10.4.	Law & Jurisdiction. This Agreement will be governed by the laws of the State of Israel. The competent courts of Tel-Aviv, Israel shall jurisdiction in any matter pertaining to this Agreement.

10.5.	Entire Agreement. This Agreement, including the all annexes attached hereto constitutes the entire understanding of the parties and except for the NDA supersedes all oral or written representations or agreements, privileges or understandings between the parties.

10.6.	Amendments. No modification or amendment of this Agreement may be made except in a written instrument duly signed by all parties.

10.7.	Waivers. A waiver by a party of any of its rights under this Agreement shall not be effective unless made by a written instrument duly signed by such party, and shall not be deemed a waiver of any other right hereunder.

10.8.	Headings. The headings of several sections in this Agreement are inserted only as a matter of convenience, and shall not be taken into consideration in the interpretation of this Agreement.

10.9.	Preamble and Annexes. The preamble and annexes to this Agreement shall constitute an integral part thereof.

10.10.	Notices. Any notice sent by one party to the others to the addresses set forth in the preamble to this Agreement shall be considered as having reached its destination, if it was delivered by hand, at the time of its delivery; if it was sent by registered mail, within 3 Business Days from the time it was so dispatched; and if it was sent by facsimile, within 2 Business Days from the receipt of the confirmation of proper transmission of the notice. Any notice to Ampal shall be sent with a copy to Eldad Firon, Adv. and/or Raphael Melman, Adv., M. Firon & Co., 16 Abba Hillel Silver Rd., Ramat-Gan 52506 Fax (+972)-3-7540011 and any notice to N.I.C.E. shall be sent with a copy to Ehud Arad, Adv., Yossi Avraham, Arad & Co., 3 Daniel Frisch St., Tel-Aviv 64731 Fax. (+972)-3-6963801).

[SIGNATURES ARE ON THE FOLLOWING PAGE]

In witness whereof the parties have set their signatures hereunto:

——————————————————————
Netherlands Industrial Chemical Enterprises B.V.
By: Mr. Moshe Johannanof
under specific proxy dated
October 25, 2007

I, the undersigned, Ehud Arad, Adv., as legal counsel to Netherlands Industrial Chemical Enterprises B.V., a private company with limited liability under the laws of Netherlands with corporate seat in Amsterdam (“N.I.C.E.”), hereby confirm that N.I.C.E. signed upon this Agreement through its authorized signatory Mr. Moshe Johannanof , according to a resolution duly adopted by N.I.C.E. and to its constituting documents and I further confirm that the above signature is binding upon N.I.C.E. for every intent and purpose.

——————————————
Ehud Arad, Adv.

——————————————
Merhav Ampal Energy Ltd.
By: Yosef A. Maiman & Irit Eluz

I, the undersigned, Eldad Firon, Adv., as legal counsel to Merhav Ampal Energy Ltd., co. no. 513754077 (“Ampal”), hereby confirm that Ampal signed upon this Agreement through its authorized signatories Mr. Yosef A. Maiman and Mrs. Irit Eluz, according to a resolution duly adopted by Ampal and to its constituting documents and I further confirm that the above signatures are binding upon Ampal for every intent and purpose.

——————————————
Eldad Firon, Adv.